Exhibit 10.1.3

PERFORMANCE UNIT AWARD AGREEMENT
PURSUANT TO THE
SANDRIDGE ENERGY, INC. 2016 OMNIBUS INCENTIVE PLAN

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Participant: [●]
Grant Date: [●]
Total Number of Performance Units Awarded: [●]
Target Value of Each Performance Unit (the “Target Value”): $100.00
Maximum Value of Each Performance Unit (the “Maximum Value”): $200.00
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THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between SandRidge Energy, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the SandRidge Energy, Inc. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Units (“PUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are (a) expressly intended not to apply to the Award provided hereunder or (b) impair the Participant’s rights with respect to this Award without the consent of the Participant), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of Performance Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the total number of PUs specified above, each of which has the Target Value specified above, with the actual value to be paid out per PU pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, but not to exceed the Maximum Value.
3.    Vesting.
(a)    The PUs subject to this Award shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and a performance-based vesting condition (the “Performance Condition”), as described herein. Except as expressly provided herein, none of the PUs shall be “vested” for purposes of this Agreement (i.e., the PUs shall not have any value), unless and until both the Time-Based Condition and the Performance Condition for such PUs are satisfied. The value of the PUs that are “vested” for purposes of this Agreement at any time shall equal the product of (i) the number of the PUs that have satisfied the Time-Based Condition and (ii) the value per PU (the “Vested PU Value”) given the level at which the Performance Condition has been satisfied for the applicable Performance Period.
(i)    The Time-Based Condition for one-third of the PUs shall be satisfied on each of December 31, 2017, December 31, 2018 and December 31, 2019 (each, a “Time Vesting Date”), subject to the Participant not incurring a Termination prior to the applicable Time Vesting Date. Except as provided in this Agreement and/or under an effective employment agreement between the Company and the Participant, there shall be no proportionate or partial satisfaction of the Time-Based Condition prior to the applicable Vesting Date; for the avoidance of doubt, this Award shall be treated as an equity award for purposes of any accelerated vesting provided in an employment agreement.
(ii)    The Vested PU Value shall be based upon the level at which the performance goal(s) designated in the scorecard for the applicable Performance Period (the “Scorecard”) is/are satisfied, which Scorecard shall be prepared by the Committee and communicated to the Participant within the first 90 days following commencement of the applicable Performance Period. The “First Performance Period” shall be January 1, 2017 through December 31, 2017; the “Second Performance Period” shall be January 1, 2018 through December 31, 2018; and the “Third Performance Period” shall be January 1, 2019 through December 31, 2019. Notwithstanding anything to the contrary in the Scorecard, the PUs shall only vest if the Company’s earnings before interest, tax, depreciation and amortization exceed $1.00 in any of the First Performance Period, the Second Performance Period or the Third Performance Period.
For the avoidance of doubt, in no event shall the Performance Condition be deemed satisfied unless actual performance equals or exceeds the threshold level provided in the applicable Scorecard. To the extent that the actual performance is between the threshold and target levels or between the target and maximum levels described in the Scorecard, the Vested PU Value shall be determined as set forth in the Scorecard; provided that the Performance Condition shall not be satisfied and the Vested PU Value shall be zero, if the actual performance is less than the threshold level of performance; and provided, further, that the maximum Vested PU Value shall not exceed 200% of the Target Value.
(b)    Change in Control. For the avoidance of doubt, (i) a Change in Control shall result in 100% accelerated vesting of the PUs at Target Value, and (ii) in connection with a Change in Control or any other event described in Section 4.2 of the Plan, the Committee shall have the discretion to adjust the PUs and the Performance Condition as provided in the Plan.
(c)    Forfeiture. All PUs for which the Time-Based Condition has not been satisfied prior to a Participant’s Termination for any reason shall be immediately forfeited upon such Termination and the Participant shall have no further rights to such PUs hereunder. Any PUs that do not attain any Vested PU Value as of the end of the applicable Performance Period shall expire immediately following the date that the Committee determines the level at which the Performance Condition is satisfied.
4.    Payment of Cash. Following the satisfaction of both the Time-Based Condition and the Performance Condition with respect to any part of the PUs granted hereunder, the Participant shall receive an amount in cash equal to the product of (i) the number of such vested PUs, multiplied by (ii) the Vested PU Value, which amount shall be paid to the Participant within thirty (30) days of the Committee’s certification of the extent to which the performance goals for the applicable Performance Period have been met, but in any event no later than March 15 of the calendar year following the calendar year in which or with respect to which both such vesting conditions were satisfied.
5.    Non-Transferability. No portion of the PUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PUs as provided herein.
6.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
7.    Withholding of Tax. The Participant agrees and acknowledges that the Company shall deduct or withhold from the cash payment due with respect to the vesting of the PUs an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PUs.
8.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter; provided that to the extent the Participant is party to an effective employment agreement with the Company, the terms set forth therein applicable to equity awards shall govern in the event of a conflict with Section 3 of this Agreement. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
9.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
10.    No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
11.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PUs awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
12.    Compliance with Laws. The grant of PUs hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PUs or pay any amounts due pursuant to this Agreement if any such issuance or payment would violate any such requirements. As a condition to the settlement of the PUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
13.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
14.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
15.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

16.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
17.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
18.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of PUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the Company has issued the Performance Units to the Participant pursuant to this Agreement as of the date first written above.

SANDRIDGE ENERGY, INC.
By:

Name:    James D. Bennett

Title:    President & Chief Executive Officer

Signature Page to Performance Unit Award Agreement